EXHIBIT 23.1


                CONSENT OF KPMG PEAT MARWICK LLP



The Board of Directors
Adams Golf, Inc.

We consent to the use of our report incorporated herein by reference.



                              /s/  KPMG PEAT MARWICK LLP

Dallas, Texas
November 30, 1998